EXHIBIT 99.2
LSB BANCSHARES, INC.
STOCK APPRECIATION RIGHTS AWARD AGREEMENT
UNDER THE
COMPREHENSIVE EQUITY COMPENSATION PLAN
FOR DIRECTORS AND EMPLOYEES
     THIS STOCK APPRECIATION RIGHTS AWARD AGREEMENT (the “Agreement” or “Award Agreement”) is entered into as of December 20, 2005 (the “Grant Date”), by LSB Bancshares, Inc., a North Carolina corporation (the “Company”), and ___(the “Grantee”) pursuant to the Company’s Comprehensive Equity Compensation Plan for Directors and Employees (the “Plan”). Any capitalized term not defined herein shall have the same meaning ascribed to it in the Plan.
R E C I T A L S:
     A. Grantee is director of the Company, and in connection therewith has rendered services for and on behalf of the Company or its Affiliates.
     B. The Company desires to issue Stock Appreciation Rights to Grantee to provide an incentive for Grantee to remain in the service of the Company and to exert added effort towards its growth and success.
     NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth, and for other good and valuable consideration, the parties agree as follows:
1.	Grant of Stock Appreciation Rights. The Company hereby grants to the Grantee under the Plan and on the terms and on conditions set forth in this Agreement Stock Appreciation Rights with respect to ONE THOUSAND (1,000) Shares at the “Base Value” per share set forth in Section 2 below (the “SARs”). This grant is a Director Award.

2.	Base Value and Benefit. The Base Value of each SAR is $___, which is equal to the Fair Market Value of a Share on the Grant Date. Each SAR entitles Grantee to receive from the Company upon the exercise and settlement of the SAR an amount, payable in Shares, equal to the excess, if any, of (a) the Fair Market Value of one Share on the date of exercise, over (b) the Base Value per Share.

3.	Vesting of SARs. The SARs are fully vested and exercisable on the Grant Date.

4.	Term of SARs and Limitations on Right to Exercise. Subject to the provisions of this Section 4, the SARs granted hereunder shall be exercisable from time to time, in whole or in part, for a period of five (5) years, and shall expire on the fifth (5th) anniversary of the Grant Date (the “Expiration Date”). The provisions of this Section 4 shall apply in lieu of the provisions of Sections 9(b) and 9(c) of the Plan. Grantee may exercise any portion of the vested SARs at any time prior to the Expiration Date provided, however, that Grantee shall only be entitled to exercise vested SARs after his Service ends in accordance with the following provisions:
a.	Exercise After Termination of Service. If the Grantee’s Service ends prior to the Expiration Date and the termination of his or her Service is not on account of his death, Retirement or Disability, the SARs granted hereunder which are vested and exercisable as of the date of Grantee’s termination of Service shall lapse and cease to be exercisable on the earlier of:
i.	The end of the one (1) year period following the Grantee’s termination of Service; or

ii.	The Expiration Date.
b.	Exercise Following Death, Disability or Retirement. If the Grantee’s termination of Service is on account of his or her death, Retirement or Disability, the SARs granted hereunder shall lapse and cease to be exercisable on the Expiration Date.
The Company shall have no obligation to notify the Grantee as to the time as of which this Award Agreement will expire and SARs will no longer be exercisable.
5.	Method of Exercise. In order to exercise the SARs in whole or in part, the Grantee shall deliver to the attention of the Company’s Secretary or Assistant Secretary at the address specified in Section 11 a written or electronic notice of exercise in such form as shall be acceptable to the Secretary or Assistant Secretary. The notice must specify the number of SARs being exercised and such other information as may be required by the Company.

6.	Value and Settlement of SARs. The value due to Grantee upon exercise and settlement of vested SARs is calculated as follows: the number of vested SARs being exercised, times the excess, if any, of (i) the Fair Market Value of one Share on the date of exercise, over (ii) the Base Value of the SAR. Grantee shall be entitled to receive the number of Shares equal to the value so determined, divided by the Fair Market Value of a Share on the exercise date. The Company will issue certificates for the Shares to Grantee as soon as practicable after exercise. Upon settlement of the SARs, the related delivery of Shares shall be subject to the tax withholding provisions of Section 9 of this Agreement. The value of any fractional Shares shall be paid in cash at the time certificates are delivered to Grantee in payment of the SARs.

7.	No Dividend Equivalents. The Grantee is not entitled to dividend equivalents or similar rights with respect to the SARs granted hereunder.

8.	Adjustments to SARs. The SARs granted hereunder are subject to adjustment by the Committee as provided in the Plan, including but not limited to Section 5(e) thereof. Provided, however, no such adjustment shall be made if the adjustment would cause the SARs granted hereunder to be considered deferred compensation for purposes of Section 409A of the Code, or otherwise subject the SARs to Section 409A of the Code.

9.	Withholding. In order to comply with all applicable federal, state and local income tax laws or regulations, the Company may take such action as it deems appropriate to ensure that all applicable federal, state or local payroll, withholding, income or other taxes, which are the sole and absolute responsibility of Grantee, are withheld or collected from Grantee. Grantee hereby agrees to make appropriate arrangements with the Company for the satisfaction of any such withholding requirements.
10.	Income Tax Treatment. The SARs evidenced by this Agreement, and the related payments to Grantee in settlement of vested SARs, are intended to be taxed under the provisions of Section 83 of the Code, and are not intended to provide and do not provide for the deferral of compensation within the meaning of Section 409A(d) of the Code. The Company reserves the right to amend this Agreement, without the Grantee’s consent, to the extent it reasonably determines from time to time that such amendment is necessary in order to achieve the purposes of this Section. Notwithstanding the foregoing, the Company makes no representations or warranties as to the treatment of the SARs or settlement thereof under Section 409A of the Code.

11.	Notices. Any notice or other communication given pursuant to this Agreement shall be in writing and shall be personally delivered, sent by overnight delivery service, or mailed by United States registered or certified mail, postage prepaid, return receipt requested, to the following addresses:

If to the Company:	LSB Bancshares, Inc.
One LSB Plaza
Lexington, North Carolina 27293-0867
Attention: Secretary or Assistant Secretary

If to Grantee:	Grantee’s address of record with the Company. (Grantee
agrees to notify the Company of any change of address)
Notwithstanding the foregoing, the Company in its discretion may allow the Grantee to provide any notice or other communication pursuant to this Agreement in another form, including but not limited to oral or electronic form.
12.	No Shareholder Rights. Grantee shall not have any shareholder rights with respect to the SARs granted hereunder.

13.	No Entitlement or Claims for Compensation. The grant of SARs hereunder (or any other Award under the Plan) is made at the discretion of the Committee, and the Plan may be suspended or terminated by the Company at any time. The grant of an Award in one year or at one time does not in any way entitle Grantee to an Award grant in the future. The Plan is wholly discretionary in nature and is not to be considered part of the Grantee’s normal or expected compensation subject to severance, resignation, redundancy or similar compensation. Grantee shall have no rights to compensation or damages as a result of Grantee’s cessation of Service for any reason whatsoever, insofar as those rights arise or may arise from Grantee’s ceasing to have rights hereunder, or from the loss or diminution in value of such rights. If Grantee did acquire any such rights, Grantee is deemed to have waived them irrevocably by accepting this Agreement.

14.	Compliance with Laws. The exercise of SARs and the issuance of Shares upon such exercise shall be subject to compliance by the Company and Grantee with all applicable requirements of law relating thereto and with all applicable regulations of the Nasdaq National Market (or any stock exchange or market on which the Shares may be listed and trading at the time of such exercise and issuance). The inability of the Company to obtain approval from any regulatory body having authority deemed by the Company to be necessary to the lawful issuance of any Shares pursuant to the exercise of a SAR shall relieve the Company of any liability with respect to the non-issuance of the Shares as to which such approval shall not have been obtained. The Company, however, shall use its commercially reasonable efforts to obtain all such approvals.
15.	Conflicts. In the event of any conflict between the provisions of the Plan as in effect on the date hereof and the provisions of this Award Agreement, the provisions of the Plan shall govern. Provided, however, where the provisions of the Plan allow the Committee the discretion to include customized provisions in the Award Agreement, any such customized provisions shall not be construed as provisions that conflict with the provisions of the Plan. All references herein to the Plan shall mean the Plan as in effect on the date hereof.

16.	Grantee Bound by Plan. Grantee hereby acknowledges receipt of a copy of the Plan and agrees to be bound by all the terms and provisions thereof.

17.	Binding Effect. Subject to the limitations stated above and in the Plan, this Agreement shall be binding upon and inure to the benefit of the legatees, distributees, and personal representatives of Grantee and the successors of the Company.

18.	Captions and Section Headings. Captions and section headings used herein are for convenience only, and are not part of this Agreement and shall not be used in construing it.

19.	Entire Agreement. This Agreement and the Plan constitute the entire agreement between the parties with respect to the subject matter hereof and supersede all prior or contemporaneous written or oral agreements and understandings of the parties, either express or implied.
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     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

LSB BANCSHARES, INC.
By:
Authorized Officer
Date: __________________________

GRANTEE
_____________________________

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